Exhibit 99.1
For Further Information Contact:
Proxim Wireless
Brian Sereda
Chief Financial Officer
(408) 542-5303

PROXIM WIRELESS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2007
FINANCIAL RESULTS

San Jose, CA, March 4, 2008 – Proxim Wireless Corporation (NASDAQ: PRXM), a leader in core-to-client solutions for wireless networks, today released financial results for the fourth quarter and full fiscal year ended December 31, 2007.

Revenues for the fourth quarter were $14.6 million, compared to $16.9 million for the quarter ended September 30, 2007 and $17.7 million for the quarter ended December 31, 2006.

In the fourth quarter ended December 31, 2007, the company recorded an impairment charge of $10.6 million, which consisted of a $2.5 million charge for excess and obsolete inventory and an $8.1 million charge for impairment of goodwill.

Including the inventory charge, gross margins for the quarter ended December 31, 2007 were 32.9%, compared with 49.0% in the quarter ended September 30, 2007 and 46.4% in the quarter ended December 31, 2006.  Excluding the inventory charge, gross margins for the quarter ended December 31, 2007 were 49.8%.

Net loss on a GAAP basis for the quarter ending December 31, 2007 was $13.0 million, or $0.52 per share, compared with $2.7 million, or $0.11 per share, for the quarter ended September 30, 2007 and $2.0 million, or $0.09 per share, for the quarter ended December 31, 2006.  Net loss on a non-GAAP basis, which excludes the inventory charge, discontinued operations, depreciation of fixed assets, amortization of intangible assets, and stock based compensation, was $1.2 million, or $0.05 per share.

“Revenues are lower primarily due to disappointing sales results in the Americas,” said Pankaj Manglik, president and chief executive officer of Proxim Wireless.  “We have taken actions to address this, including appointing a seasoned Proxim Sales executive, Lionel Chmilewsky, to head worldwide sales and re-invigorating our US sales channels.  Despite the lower revenue in the quarter, gross margins reached the highest we’ve seen in the last two years, adjusted for the inventory charge, and we were able to improve cash from operations – a testament to the improvements we have made to our cost structure.  Now, as the new CEO of Proxim Wireless, my priority is to turn my focus from operational successes to generating revenue growth with Proxim’s complete core-to-client product portfolio.”

For fiscal year 2007, Proxim reported revenue of $66.3 million, net loss on a GAAP basis of $19.1 million, or $0.82 per share.

Highlights of recent press announcements include:

•	Introduction of a new product extending Quickbridge line: the QuickBridge 60250

•	Announcement of Proxim’s unit leadership in EMEA and ROW geographies in the Dell'Oro Group's Wi-Fi mesh market share report for the third quarter of 2007

•	Proxim Wireless won Frost & Sullivan’s 2008 Award for Innovation of the Year for its MeshMax product line

•	Announcement of deployment of a wireless system using Proxim's equipment for social inclusion in the county of Renfrewshire in Scotland

•	Announcement that Proxim supplied broadband wireless equipment for the 50th running of the Daytona 500

Conference Call Information
Proxim Wireless will host a conference call to discuss the release, financial results, and related developments at the company today, Tuesday, March 4, 2008, starting at 5:00 P.M., Eastern Standard Time. The discussion may include forward-looking information.

To participate in this conference call, please dial 877-852-6578 (or +1 719-325-4842 for international callers), confirmation code 8227547 for all callers, at least ten minutes before the starting time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Proxim’s website at http://www.proxim.com to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and +1-719-457-0820 for international callers, confirmation code 8227547 for all callers, and over the Internet for approximately 90 days at Proxim’s website at http://www.proxim.com.

About Proxim Wireless
Proxim Wireless Corporation (NASDAQ: PRXM) is a leader in core-to-client solutions for broadband wireless networks. Our systems enable a variety of wireless applications including security and surveillance, VoIP, last mile access, enterprise LAN and Point to Point backhaul. We have shipped more than 1.5 million wireless devices to more than 200,000 customers worldwide. Proxim is ISO-9001 certified.  Information about Proxim can be found at www.proxim.com. For investor relations information, e-mail ir@proxim.com or call 408-542-5303.

Use of Non-GAAP Financial Information
To supplement Proxim Wireless’ condensed consolidated financial statements presented in accordance with GAAP, Proxim uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  These non-GAAP measures may include gross margin, net income (loss), and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains, and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Proxim’s current financial performance and Proxim’s prospects for the future.  Specifically, Proxim believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Proxim Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; our ability to increase our sales in the Americas and elsewhere; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; decisions we may make to delay or discontinue efforts to develop and introduce certain new products; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; the difficulties in predicting Proxim’s future financial performance; and the impacts and effects of any other strategic transactions Proxim may evaluate or consummate.  Further information on these and other factors that could affect Proxim’s actual results is and will be included in filings made by Proxim from time to time with the Securities and Exchange Commission and in its other public statements.

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PROXIM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2007	2006
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$6,329	$10,290
Investment securities – available-for-sale		168
Accounts receivable, net	10,010	5,539
Inventory	7,154	10,142
Prepaid expenses	1,029	1,246
Total current assets	24,522	27,385
Property and equipment, net	2,542	2,660
Other Assets:
Restricted cash	76	76
Goodwill	-	7,922
Intangible assets, net	9,015	11,545
Deposits and prepaid expenses	255	287
Total other assets	9,346	19,830
Total assets	$36,410	$49,875
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,985	$13,887
Deferred revenue	4,001	2,198
License agreement payable - current maturities	1,064	868
Total current liabilities	18,050	16,953
License agreement payable, net of current maturities	1,023	2,088
Total liabilities	19,073	19,041
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at December 31, 2007and December 31, 2006
Common stock, $0.01 par value, 100,000,000 shares authorized, 23,519,069 issued and outstanding December, 2007, and 21,552,572 issued and outstanding at December 31, 2006	235	216
Additional paid-in capital	63,451	57,976
Retained earnings (accumulated deficit)	(46,349)	(27,285)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities		(73)
Total stockholders’ equity	17,337	30,834
Total liabilities and stockholders’ equity	$36,410	$49,875

PROXIM WIRELESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues	$14,588	$17,701	$66,280	$72,707
Cost of goods sold	7,321	9,481	34,844	40,560
Restructuring provision for E&O inventory	2,467		2,467	1,502
Gross profit	4,800	8,220	28,969	30,645
Operating expenses:
Selling costs	5,019	4,512	20,152	17,668
Restructuring Charges	8,142		8,233	8,990
General and administrative	3,443	2,258	12,298	11,616
Research and development	1,359	2,961	8,313	14,151
Total operating expenses	17,963	9,731	48,996	52,425
Operating loss	(13,163)	(1,511)	(20,027)	(21,780)
Other income (expenses):
Interest income	47	65	208	177
Interest expense	(28)	(39)	(126)	153
Other income (loss)	105	(4)	2,708
Gain (loss) on sale of assets			23	203
Total other income (expenses)	124	22	2,813	533
Income (loss) before income taxes	(13,039)	(1,489)	(17,214)	(21,247)
Provision for (Benefit from) income taxes	58	26	183	68
Net income (loss) from continuing operation	$(13,097)	$(1,515)	$(17,397)	$(21,315)
Income (loss) from discontinued operations	$94	$(516)	$(1,667)	$(1,848)
Net Income (loss)	$($13,003)	$(2,031)	$(19,064)	$(23,163)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	25,169	21,523	23,278	21,548
Basic and diluted net earnings (loss) per share:
Continuing operations	$(0.52)	$(0.07)	$(0.75)	$(0.99)
Discontinued operations	$(0.00)	$(0.02)	$(0.07)	$(0.09)
Total	$(0.52)	$(0.09)	$(0.82)	$(1.08)

	Three Months Ended					Three Months Ended
	December 31 , 2007					September 30, 2007
	GAAP	Adjustments			Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$14,588	$			$14,588	$16,902			$16,902
			(145	)(a)			(145	)(a)
Cost of goods sold	7,321		(162	)(c)	7,014	8,616	(170	)(c)	8,301
Restructuring provision for E&O inventory	2,467		(2,467	)(d)
Gross profit	4,800		2,774		7,574	8,286	315		8,601
Operating expenses:
			(9	)(a)			(7	)(a)
Selling costs	5,019		(27	)(c)	4,983	5,385	(149	)(c)	5,229
Restructuring Charges	8,142		(8,142	)(d)	-
			(94	)(a)			(97	)(a)
			(527	)(b)			(528	)(b)
General and administrative	3,443		(63	)(c)	2,759	2,964	(118	)(c)	2,221
			(16	)(a)
			(95	)(b)			(117	)(a)
Research and development	1,359		(48	)(c)	1,200	1,602	(51	)(c)	1,434
Total operating expenses	17,963		9,021		8,942	9,951	(1,067)		8,884
Operating profit (loss)	(13,163)		11,795		(1,368)	(1,665)	1,382		(283)
Other income (expenses):
Interest income	47				47	89			89
Interest expense	(28)				(28)	(29)			(29)
Other income (loss)	105				105	4			4
Gain (loss) on sale of assets
Total other income (expenses)	124				124	64			64
Income (loss) before income taxes	(13,039)		11,795		(1,244)	(1,601)	1,382		(219)
Provision for (benefit from) income taxes	58				58	57			57
Net income (loss) from continuing operation	$(13,097)		11,795		$(1,302)	$(1,658)	1,382		$(276)
Income (loss) from discontinued operations	$94				$94	$(1,078)			$(1,078)
Net Income (loss)	$(13,003)		11,795		$(1,208)	$(2,736)	1,382		$(1,354)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	25,169				25,169	25,241			25,241
Basic net earnings (loss) per share:
Continuing operations	$(0.52)	$			$(0.05)	$(0.07)			$(0.01)
Discontinued operations	$(0.0)	$			$(0.0)	$(0.04)			$(0.04)
Total	$(0.52)	$			$(0.05)	$(0.11)			$(0.05)

(a)	The effect of depreciation of fixed assets
(b)	The effect of amortization of intangible assets
(c)
The effect of stock based compensation. The company adopted the provisions of Statement of Financial Accounting Standards No. 123®, “Share-Based Payment” on January 1, 2006 using the modified-prospective transition method.

(d)	The effect of restructuring reserve